Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Second Quarter 2016 Financial Results

CHICAGO –July 25, 2016- Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level executive search, leadership consulting and culture shaping services globally, today announced financial results for its second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Consolidated net revenue (revenue before reimbursements) increased 11.9 percent, or $15.8 million, to $148.9 million from $133.0 million in the 2015 second quarter. Net revenue increased 12.2 percent on a constant currency basis.

•	The number of Executive Search and Leadership Consulting consultants was 336 at June 30, 2016, compared to 332 at March 31, 2016, and 325 at June 30, 2015.

•	Operating income increased 27.5 percent, or $2.5 million, to $11.7 million and Adjusted EBITDA(1) increased 29.1 percent, or $4.1 million, to $18.1 million compared to the 2015 second quarter.

•	Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.7 million in the 2016 second quarter, compared to $1.5 million in the 2015 second quarter.

Consolidated net revenue (revenue before reimbursements) increased 11.9 percent, or $15.8 million, to $148.9 million from $133.0 million in the 2015 second quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $0.4 million, consolidated net revenue increased $16.2 million or 12.2 percent.

Executive Search and Leadership Consulting net revenue increased 11.6 percent year over year, or $14.5 million, to $139.2 million from $124.7 million in the 2015 second quarter. The impact of exchange rate fluctuations was less than one percent. The Americas and Europe regions drove second quarter revenue growth with Americas up 11.0 percent and Europe up 30.3 percent (32.6 percent on a constant currency basis). Asia Pacific revenue declined 4.6 percent (3.2 percent on a constant currency basis). Every industry practice contributed to growth in the second quarter, except Education & Social Enterprise.

Net revenue from Culture Shaping services increased 15.9 percent, or $1.3 million, to $9.7 million from $8.4 million in the 2015 second quarter reflecting a higher volume of client work. The impact of exchange rate fluctuations adversely impacted results by $0.1 million or 1.4 percent.

The company ended the second quarter with 336 Executive Search and Leadership Consulting consultants compared to 325 at June 30, 2015. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.7 million in the 2016 second quarter, compared to $1.5 million in the 2015 second quarter. Specific to Executive Search, the company’s largest business, the number of Executive Search consultants was 316 compared to 305 at June 30, 2015. The number of confirmed searches in the 2016 second quarter increased 4.5 percent compared to the 2015 second quarter. The average revenue per executive search was $114,400 compared to $109,700 in the 2015 second quarter.

“Our strong second quarter results were driven by revenue growth in the Americas and Europe, as well as in Culture Shaping,” said Tracy Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “Our continued focus on attracting and retaining the highest caliber consultants in the industry contributed to increases in all our key metrics and revenue growth in almost every practice. The solid revenue growth achieved in the second quarter helped drive good improvements in operating income and margin and adjusted EBITDA and margin.”

Salaries and employee benefits expense in the 2016 second quarter increased 11.9 percent, or $10.8 million, to $101.5 million from $90.7 million in the 2015 second quarter. Variable compensation expense increased $3.2 million primarily related to higher bonus accruals for consultant performance. Fixed compensation expense increased $7.6 million, mostly reflecting compensation related to acquisitions and new hires over the last year. Salaries and employee benefits expense was 68.2 percent of net revenue for the quarter, the same as in the 2015 second quarter.

General and administrative expenses increased 7.4 percent, or $2.5 million, to $35.6 million from $33.2 million in the 2015 second quarter. The increase reflects costs associated with ongoing general and administrative expenses related to the acquisitions of Co Company and DSI, including their use of third-party consultants to execute work. As a percentage of net revenue, general and administrative expenses were 23.9 percent compared to 24.9 percent in the 2015 second quarter.

Operating income in the 2016 second quarter increased 27.5 percent, or $2.5 million, to $11.7 million, and operating margin (operating income as a percentage of net revenue) was 7.9 percent. This compares to operating income of $9.2 million and operating margin of 6.9 percent in the 2015 second quarter. Adjusted EBITDA(1) in the 2016 second quarter increased 29.1 percent, or $4.1 million, to $18.1 million compared to $14.0 million in the 2015 second quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2016 second quarter was 12.2 percent compared to 10.5 percent in the 2015 second quarter. The year-over-year improvements in operating income and Adjusted EBITDA reflect the increase in net revenue, partially offset by the increases in salaries and employee benefits and general and administrative expenses.

Net income in the 2016 second quarter increased to $6.7 million and diluted earnings per share were $0.35, based on an effective tax rate of 43.5 percent in the quarter and a full-year projected tax rate of approximately 45 percent. In the 2015 second quarter, the company reported net income of $5.0 million and diluted earnings per share of $0.27 based on an effective tax rate of 45.6 percent in the quarter.

Net cash provided by operating activities in the 2016 second quarter was $34.3 million, compared to $24.6 million in the 2015 second quarter. Mostly reflecting the payment of bonuses and the acquisition of DSI, cash and cash equivalents at June 30, 2016 were $85.4 million compared to $190.5 million at December 31, 2015 and $119.9 million at June 30, 2015 ($93.4 million net of debt).

Six Months Results

For the six months ended June 30, 2016 consolidated net revenue of $279.1 million increased 12.4 percent, or $30.9 million, from $248.2 million in the first six months of 2015. Excluding the impact of exchange rate fluctuations which negatively impacted results by $3.7 million, or 1.5 percent, consolidated net revenue increased $34.6 million or 13.9 percent.

Executive Search and Leadership Consulting net revenue increased 12.6 percent, or $29.3 million, to $261.0 million from $231.7 million in the first six months of 2015. Excluding the impact of exchange rate fluctuations which negatively impacted results by $3.5 million, or 1.5 percent, consolidated net revenue increased $32.8 million or 14.1 percent. Revenue growth in the Americas of 13.6 percent (approximately

14.3 percent on a constant currency basis) and in Europe of 32.9 percent (approximately 36.3 percent on a constant currency basis) was partially offset by a decline in Asia Pacific of 8.7 percent (approximately 6.5 percent on a constant currency basis). The Financial Services, Healthcare & Life Sciences, and Global Technology & Services practices were the primary drivers of growth in this segment.

Net revenue from Culture Shaping services increased 9.4 percent, or $1.6 million, to $18.0 million in the first six months of 2016 from $16.5 million in the first six months of 2015. Exchange rate fluctuations negatively impacted net revenue by $0.2 million, or 1.4 percent.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.6 million for the first six months of 2016 compared to $1.5 million in the first six months of 2015. The number of executive searches confirmed in the first six months of 2016 increased 5.8 percent and the average revenue per executive search was $109,400 compared to $106,300 for the same period in 2015.

Operating income for the first six months of 2016 declined 1.8 percent, or $0.3 million, to $15.6 million and operating margin was 5.6 percent compared to operating income of $15.8 million and operating margin of 6.4 percent for the first six months of 2015. Adjusted EBITDA(1) for the first six months of 2016 increased 9.9 percent, or $2.6 million to $28.9 million and Adjusted EBITDA margin was 10.4 percent, compared to Adjusted EBITDA of $26.3 million and Adjusted EBITDA margin of 10.6 percent for the same period of 2015.

Two unusual items contributed to the decline in operating income in the first six months of 2016. Following the acquisitions of Co Company in the 2015 fourth quarter and Decision Strategies International (DSI) in the 2016 first quarter, the company took the opportunity to reposition its Leadership Consulting business for future growth. The integration of these acquisitions with the company’s legacy business and the realignment of resources around its strategic leadership service offering resulted in approximately $2.1 million of non-recurring expenses in the 2016 first quarter, primarily in Europe. Additionally, the company invested $3.8 million in the first six months of 2016 in new and existing leadership and client service talent for its Culture Shaping business.

Net income for the first six months of 2016 was $8.0 million and diluted earnings per share were $0.43, reflecting an effective tax rate of 49.4 percent. Net income for the first six months of 2015 was $8.4 million and diluted earnings per share were $0.45, reflecting an effective tax rate of 46.4 percent. The effective tax rates in 2016 and 2015 are higher than the statutory rates because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

Third Quarter 2016 Outlook

The company is forecasting third quarter 2016 consolidated net revenue of between $140 million and $150 million. This forecast is based on the average currency rates in June 2016 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Wolstencroft added, “Our second quarter revenue growth and third quarter revenue guidance reflect the strength of our consultant teams and our business in general. There continues to be uncertainty relative to the impact of economic, market and political changes, with new inputs regularly. What remains constant is our clients’ needs for talent, leadership and culture-shaping services that ensure they have the very best leaders in their organization. We are making important investments in our non-search businesses, and will continue to do so selectively, in order to provide added value and service to our clients, and improve operating performance and shareholder value going forward.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its second quarter results today, July 25, at 4:00 pm Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as a premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time. www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA(1) and Adjusted EBITDA margin. Adjusted EBITDA(1) refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, manage and retain qualified executive search consultants and senior leaders; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of the U.K. referendum to leave the European Union (Brexit); the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowances on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2015, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Jon Harmon - Vice President, Corporate Communications, Marketing

1 312 496 1593, jharmon@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30,
	2016	2015	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$148,861	$133,045	$15,816	11.9%
Reimbursements	4,955	4,641	314	6.8%

Total revenue	153,816	137,686	16,130	11.7%
Operating expenses:
Salaries and employee benefits	101,542	90,717	10,825	11.9%
General and administrative expenses	35,625	33,156	2,469	7.4%
Reimbursed expenses	4,955	4,641	314	6.8%

Total operating expenses	142,122	128,514	13,608	10.6%

Operating income	11,694	9,172	2,522	27.5%
Non-operating income (expense):
Interest, net	58	(175)
Other, net	29	121

Net non-operating income (expense)	87	(54)

Income before income taxes	11,781	9,118
Provision for income taxes	5,126	4,162

Net income	6,655	4,956
Other comprehensive loss, net of tax	(1,275)	(555)

Comprehensive income	$5,380	$4,401

Basic weighted average common shares outstanding	18,557	18,315
Dilutive common shares	260	283

Diluted weighted average common shares outstanding	18,817	18,598

Basic net income per common share	$0.36	$0.27
Diluted net income per common share	$0.35	$0.27
Salaries and employee benefits as a % of net revenue	68.2%	68.2%
General and administrative expense as a % of net revenue	23.9%	24.9%
Operating income as a % of net revenue	7.9%	6.9%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2016	2015	$ Change	% Change	2016 Margin *	2015 Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$84,158	$75,820	$8,338	11.0%
Europe	31,361	24,075	7,286	30.3%
Asia Pacific	23,640	24,777	(1,137)	-4.6%

Total Executive Search and Leadership Consulting	139,159	124,672	14,487	11.6%
Culture Shaping	9,702	8,373	1,329	15.9%

Revenue before reimbursements (net revenue)	148,861	133,045	15,816	11.9%
Reimbursements	4,955	4,641	314	6.8%

Total revenue	$153,816	$137,686	$16,130	11.7%

Operating income (loss):
Executive Search and Leadership Consulting
Americas	$20,358	$18,468	$1,890	10.2%	24.2%	24.4%
Europe	1,195	45	1,150	NM	3.8%	0.2%
Asia Pacific	2,779	2,568	211	8.2%	11.8%	10.4%

Total Executive Search and Leadership Consulting	24,332	21,081	3,251	15.4%	17.5%	16.9%
Culture Shaping	87	588	(501)	-85.2%	0.9%	7.0%

Total segments	24,419	21,669	2,750	12.7%	16.4%	16.3%
Global Operations Support	(12,725)	(12,497)	(228)	-1.8%	-8.5%	-9.4%

Operating income	$11,694	$9,172	$2,522	27.5%	7.9%	6.9%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$279,050	$248,198	$30,852	12.4%
Reimbursements	9,053	7,967	1,086	13.6%

Total revenue	288,103	256,165	31,938	12.5%
Operating expenses:
Salaries and employee benefits	192,660	169,190	23,470	13.9%
General and administrative expenses	70,828	63,164	7,664	12.1%
Reimbursed expenses	9,053	7,967	1,086	13.6%

Total operating expenses	272,541	240,321	32,220	13.4%

Operating income	15,562	15,844	(282)	-1.8%
Non-operating income (expense):
Interest, net	130	(246)
Other, net	78	46

Net non-operating income (expense)	208	(200)

Income before income taxes	15,770	15,644
Provision for income taxes	7,790	7,262

Net income	7,980	8,382
Other comprehensive income (loss), net of tax	55	(1,237)

Comprehensive income	$8,035	$7,145

Basic weighted average common shares outstanding	18,503	18,282
Dilutive common shares	260	283

Diluted weighted average common shares outstanding	18,763	18,565

Basic net income per common share	$0.43	$0.46
Diluted net income per common share	$0.43	$0.45
Salaries and employee benefits as a % of net revenue	69.0%	68.2%
General and administrative expense as a % of net revenue	25.4%	25.4%
Operating income as a % of net revenue	5.6%	6.4%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Six Months Ended June 30,
			$	%	2016	2015
	2016	2015	Change	Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$159,359	$140,295	$19,064	13.6%
Europe	58,122	43,733	14,389	32.9%
Asia Pacific	43,524	47,681	(4,157)	-8.7%

Total Executive Search and Leadership Consulting	261,005	231,709	29,296	12.6%
Culture Shaping	18,045	16,489	1,556	9.4%

Revenue before reimbursements (net revenue)	279,050	248,198	30,852	12.4%
Reimbursements	9,053	7,967	1,086	13.6%

Total revenue	$288,103	$256,165	$31,938	12.5%

Operating income (loss):
Executive Search and Leadership Consulting
Americas	$38,265	$32,370	$5,895	18.2%	24.0%	23.1%
Europe	58	(452)	510	NM	0.1%	-1.0%
Asia Pacific	3,150	5,458	(2,308)	-42.3%	7.2%	11.4%

Total Executive Search and Leadership Consulting	41,473	37,376	4,097	11.0%	15.9%	16.1%
Culture Shaping	(1,969)	1,409	(3,378)	NM	-10.9%	8.5%

Total segments	39,504	38,785	719	1.9%	14.2%	15.6%
Global Operations Support	(23,941)	(22,941)	(1,000)	-4.4%	-8.6%	-9.2%

Operating income	$15,563	$15,844	($281)	-1.8%	5.6%	6.4%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Current assets:
Cash and cash equivalents	$85,391	$190,452
Accounts receivable, net	107,108	76,058
Prepaid expenses	20,493	19,197
Other current assets	14,030	18,447
Income taxes recoverable	4,812	4,809

Total current assets	231,834	308,963

Non-current assets:
Property and equipment, net	36,464	36,498
Assets designated for retirement and pension plans	17,208	16,857
Investments	16,782	14,145
Other non-current assets	12,400	11,115
Goodwill	136,066	131,122
Other intangible assets, net	18,438	18,687
Deferred income taxes	34,501	35,331

Total non-current assets	271,859	263,755

Total assets	$503,693	$572,718

Current liabilities:
Accounts payable	$5,765	$6,150
Accrued salaries and employee benefits	87,654	158,875
Deferred revenue, net	33,638	29,724
Other current liabilities	25,976	31,239
Income taxes payable	2,678	3,442

Total current liabilities	155,711	229,430

Non-current liabilities:
Accrued salaries and employee benefits	26,693	32,690
Retirement and pension plans	39,059	35,949
Other non-current liabilities	21,851	19,847

Total non-current liabilities	87,603	88,486

Stockholders’ equity	260,379	254,802

Total liabilities and stockholders’ equity	$503,693	$572,718

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows - operating activities:
Net income	$7,980	$8,382
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,645	6,660
Deferred income taxes	1,012	(34)
Stock-based compensation expense	3,900	2,590
Accretion expense related to earnout payments	558	585
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(30,138)	(29,546)
Accounts payable	(1,011)	258
Accrued expenses	(87,255)	(48,620)
Deferred revenue	3,684	3,139
Income taxes payable, net	(712)	(3,763)
Retirement and pension assets and liabilities	2,530	1,223
Prepaid expenses	(1,226)	(561)
Other assets and liabilities, net	8,072	(3,451)

Net cash used in operating activities	(84,961)	(63,138)

Cash flows - investing activities:
Restricted cash	6,501	—
Acquisition of business	(9,006)	—
Capital expenditures	(1,092)	(10,248)
Purchases of available for sale investments	(2,247)	(1,276)
Proceeds from sale of available for sale investments	244	255

Net cash used in investing activities	(5,600)	(11,269)

Cash flows - financing activities:
Debt repayment	—	(3,000)
Debt issuance costs	—	(381)
Cash dividends paid	(4,946)	(5,003)
Payment of employee tax withholdings on equity transactions	(2,676)	(820)
Acquisition earnout payments	(7,461)	(5,496)

Net cash used in financing activities	(15,083)	(14,700)

Effect of exchange rate fluctuations on cash and cash equivalents	583	(2,361)

Net decrease in cash and cash equivalents	(105,061)	(91,468)
Cash and cash equivalents at beginning of period	190,452	211,352

Cash and cash equivalents at end of period	$85,391	$119,884

Heidrick & Struggles International, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2016	2015
Cash flows - operating activities:
Net income	$6,655	$4,956
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,973	2,928
Deferred income taxes	(1,258)	(330)
Stock-based compensation expense	2,069	1,557
Accretion expense related to earnout payments	212	287
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(13,090)	(13,348)
Accounts payable	(2,534)	(2,057)
Accrued expenses	18,464	28,303
Deferred revenue	(620)	2,911
Income taxes payable, net	5,100	849
Retirement and pension assets and liabilities	236	(85)
Prepaid expenses	1,338	233
Other assets and liabilities, net	13,676	(1,604)

Net cash provided by operating activities	34,221	24,600

Cash flows - investing activities:
Acquisition of business	(236)	—
Capital expenditures	(371)	(3,966)
Purchases of available for sale investments	(115)	(122)
Proceeds from sale of available for sale investments	125	136

Net cash used in investing activities	(597)	(3,952)

Cash flows - financing activities:
Debt repayment	—	(1,500)
Debt issuance costs	—	(381)
Cash dividends paid	(2,496)	(2,492)
Acquisition earnout payments	(7,074)	(4,773)

Net cash used in financing activities	(9,570)	(9,146)

Effect of exchange rate fluctuations on cash and cash equivalents	(710)	757

Net increase in cash and cash equivalents	23,344	12,259
Cash and cash equivalents at beginning of period	62,047	107,625

Cash and cash equivalents at end of period	$85,391	$119,884

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue before reimbursements (net revenue)	$148,861	$133,045	$279,050	$248,198
Net income	6,655	4,956	7,980	8,382
Interest, net	58	(175)	130	(246)
Other, net	29	121	78	46
Provision for income taxes	5,126	4,162	7,790	7,262

Operating income	11,694	9,172	15,562	15,844
Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,506	1,107	3,337	2,140
Senn Delaney retention awards	730	541	1,803	1,083
General and administrative expenses
Depreciation	2,275	1,761	4,561	4,327
Intangible amortization	1,698	1,167	3,084	2,333
Earnout accretion	212	287	558	585

Total adjustments	6,421	4,863	13,343	10,468

Adjusted EBITDA	$18,115	$14,035	$28,905	$26,312

Adjusted EBITDA Margin	12.2%	10.5%	10.4%	10.6%